UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_______________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Kadmon Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KADMON HOLDINGS, INC.

450 East 29th Street

New York, NY 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

To the Stockholders of Kadmon Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Kadmon Holdings, Inc., a Delaware corporation (the “Company”), will be held on May 13, 2020 at 9:00 a.m. local time, at its offices located at 450 East 29th Street, New York, NY 10016 for the following purposes:

1.	to elect six directors to hold office until their successors are elected;
2.	to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

 We are closely monitoring developments related to COVID-19. It could become necessary to change the date, time, location and/or means of holding the Annual Meeting (including by means of remote communication). If such a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website and filed as additional proxy materials.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on March 16, 2020 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR Proposal No. 2. Under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations, the vote on the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm, as described in greater detail in Proposal No. 2, is an advisory vote, meaning it is non-binding. However, our Board of Directors will carefully consider the outcome of this vote.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

aa

By Order of the Board of Directors

/s/ Harlan W. Waksal
Harlan W. Waksal, M.D.
President and Chief Executive Officer

New York, New York

April 2, 2020

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KADMON HOLDINGS, INC.

450 East 29th Street

New York, New York 10016

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

May 13, 2020

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Kadmon Holdings, Inc. (referred to herein as the “Company” and “Kadmon,” and by the pronouns “we,” “us” or “our”) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2020, at 9:00 a.m. local time, at 450 East 29th Street, New York, New York 10016.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of March 16, 2020 (the “Record Date”), for the first time on or about April 2, 2020. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financials & Filings” section of our website at https://investors.kadmon.com/financials-filings.

The only outstanding voting securities of Kadmon are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 159,830,774 shares outstanding as of the Record Date and shares of 5% convertible preferred stock, $0.001 par value per share (the “5% convertible preferred stock”), which votes on an as-converted basis with the holders of common stock, and of which there were 28,708 shares outstanding (which, on an as-converted basis, represents voting rights equivalent to 3,572,541 shares of common stock) as of the Record Date. The holders of a majority in voting power of the shares of common stock and 5% convertible preferred stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

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INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about April 2, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 159,830,774 shares of common stock issued, outstanding, and entitled to vote and 28,708, shares of 5% convertible preferred stock issued, outstanding, and entitled to vote (which, on an as-converted basis, represents voting rights equivalent to 3,572,541 shares of common stock).

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock and 5% convertible preferred stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

How do I vote my shares if I am a stockholder of record?

If you are a stockholder of record (meaning that you hold shares in your name in the records of the transfer agent of our common stock and 5% convertible preferred stock, American Stock Transfer & Trust Company, LLC., and that your shares are not held in "street name" by a bank or brokerage firm), you may vote your shares in any one of the following ways:

•

You may vote by mail.  If you requested and received a paper copy of a Proxy Card by mail pursuant to the instructions found on the Notice of Internet Availability, you may vote by mail. To vote by mail, you need to complete, date and sign the Proxy Card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•

You may vote over the internet.  To vote over the internet, follow the instructions provided on the Notice of Internet Availability. If you vote over the internet, you do not need to complete and mail your Proxy Card.

•

You may vote in person.  If you attend the 2020 Annual Meeting, you may vote by delivering your completed Proxy Card in person or you may vote by completing a ballot at the 2020 Annual Meeting. Ballots will be available at the 2020 Annual Meeting. For your safety during the COVID-19 crisis, we recommend you vote by mail or over the internet.

Your proxy will only be valid if you complete and return the Proxy Card or vote over the internet at or before the 2020 Annual Meeting. The persons named in the Proxy Card will vote the shares you own in accordance with your instructions on your Proxy Card or in your vote over the internet. If you return the Proxy Card or vote over the internet, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the Proxy Card will vote the shares you own in accordance with the recommendations of our Board.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

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How do I vote my shares if I hold them in "street name?"

If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you are a beneficial owner of shares registered in the name of your bank or brokerage firm, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. In order to vote your shares, you will need to follow the directions that your bank or brokerage firm provides to you. Many banks and brokerage firms solicit voting instructions over the internet or by telephone.

Under applicable stock exchange rules, banks or brokerage firms subject to these rules that hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Banks or brokerage firms will have this discretionary authority with respect to routine or "discretionary" matters. Among the proposals to be presented at the 2020 Annual Meeting, Proposal No. 2 (the ratification of the selection of our independent registered public accounting firm) is a discretionary matter, and banks and brokerage firms are permitted to vote your shares even if you have not given voting instructions. Proposal No. 1 (the election of directors) is a non-routine or "non-discretionary" matter, and banks and brokerage firms cannot vote your shares on such proposal if you have not given voting instructions. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals. "Broker non-votes" occur when a bank or brokerage firm submits a proxy for shares but does not indicate a vote for a particular proposal because the bank or brokerage firm either does not have authority to vote on that proposal and has not received voting instructions from the beneficial owner, or has discretionary authority but chooses not to exercise it. The effect of broker non-votes is discussed below in the answer to the question "What vote is required to approve each matter and how will votes be counted?”

Even if your shares are held in street name, you are welcome to attend the 2020 Annual Meeting. If your shares are held in street name, you may not vote your shares in person at the 2020 Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your bank or brokerage firm). If you hold your shares in street name and wish to vote in person, please contact your bank or brokerage firm before the 2020 Annual Meeting to obtain the necessary proxy from the holder of record.

What am I being asked to vote on?

You are being asked to vote on three proposals:

•	Proposal No. 1—the election of six directors to hold office until their successors are elected;
•	Proposal No. 2—the ratification of the selection, by the Audit Committee of our Board, of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2020;

 In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How may I vote?

•	For Proposal No. 1, you may either vote “For” all the nominees to the Board, “Withhold” your vote from all of the nominees to the Board, or you may “Withhold” your vote for any nominee you specify.
•	For Proposal No. 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

How many votes do I have?

If you are a holder of common stock, on each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date. If you are a holder of 5% convertible preferred stock, on each matter to be voted on, you have voting rights equal to approximately 124 votes for each share of 5% convertible preferred stock you own as of the Record Date (voting on an as-converted basis with the holders of common stock).

What vote is required to approve each matter and how will votes be counted?

The table below sets forth the vote required for each matter being submitted to our stockholders at the 2020 Annual Meeting to be approved and the effect that abstentions, withheld votes and broker non-votes will have on the outcome of voting on each proposal that is being submitted to our stockholders for approval at the 2020 Annual Meeting.

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Proposal	Affirmative Vote Required	Abstentions/ Withholds	Broker Non-Votes
Election of Directors (Proposal No. 1)	Plurality of votes cast by holders of common stock and 5% convertible preferred stock (voting on an as-converted basis with the holders of common stock) entitled to vote	No effect(1)	No effect
Ratification of Selection of BDO USA LLP (Proposal No. 2)	Majority of common stock and 5% convertible preferred stock (voting on an as-converted basis with the holders of common stock) present or represented and voting on the matter	No effect	No effect

(1)	You may vote “For” all of the director nominees, “Withhold” your vote from all of the director nominees or “Withhold” your vote from any of the director nominees.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all of its clients.

Votes tabulated by Broadridge, together with any votes cast at our 2020 Annual Meeting, will be counted by our Inspector of Elections appointed for the 2020 Annual Meeting, Gregory S. Moss, our Executive Vice President, General Counsel and Corporate Secretary, Chief Compliance Officer. The Inspector of Elections will separately count “For” and, with respect to Proposal No. 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “Withheld” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock and 5% convertible preferred stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The election of directors (Proposal No. 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

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Who is paying for this proxy solicitation?

We are soliciting this proxy on behalf of the Board and will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to the Secretary of the Board at Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or brokerage firm, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 3, 2020 to the Secretary of the Board at Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016; provided that if the date of the annual meeting is more than 30 days from May 13, 2021, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary of the Board, which must be received between January 11, 2021 and February 12, 2021; provided that if the date of that annual meeting is more than 30 days before or after May 13, 2021, notice must be received not later than the 90th day prior to the annual meeting date or the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock and 5% convertible preferred stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 159,830,774 shares of our common stock outstanding and entitled to vote and 28,708 shares of 5% convertible preferred stock outstanding and entitled to vote (which, on an as-converted basis, represents voting rights equivalent to 3,572,541 shares of common stock). Accordingly, 81,701,659 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

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Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no requirement to hold non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Annual Meeting

Our Annual Meeting will be held at 450 East 29th Street, New York, New York 10016 on May 13, 2020.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is not divided into classes. Each director serves until his or her successor is elected. Except as otherwise provided by law, vacancies (including vacancies created by increases in the number of directors or by removal from office by a vote of the stockholders) on the Board may be filled only by a majority of the directors then in office. A director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office expires, and until his or her respective successor is elected, except in the case of the death, resignation or removal of any director. The Board currently consists of seven seated directors. The Board will consist of six seated directors following the 2020 Annual Meeting.

 At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until such director’s successor is elected and qualified.

Messrs. Konidaris and Kirsch, Drs. Waksal, Cohen and Bauer, and Ms. Schwalm have been nominated to serve as directors and have each agreed to stand for reelection or election, as applicable.  On March 9, 2020, Mr. Boardman, notified us of his intent not to stand for re-election as a member of the Board. Mr. Boardman will serve out his remaining term but will resign from the Board and its committees effective as of the Annual Meeting. Mr. Boardman served as a member of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Boardman confirmed that his intent not to stand for re-election was not the result of any disagreement with the Company. Each director to be elected will hold office from the date of his or her election by the stockholders until his or her successor is elected, or until such director’s earlier death, resignation or removal. The Board will consist of six seated directors and one vacant board seat following the 2020 Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth information for the nominees who are currently standing for reelection with respect to their ages as of March 16, 2020 and position/office held within the Company:

Name	Age	Position	Director Since
Directors
Harlan W. Waksal, M.D. (4)	66	President, Chief Executive Officer and Director	2013
Tasos G. Konidaris (1)(2)	53	Chairman of the Board, Director	2017
Eugene Bauer, M.D. (2)(3)(4)	77	Director	2010
Cynthia Schwalm (2)(3)	60	Director	2019
David E. Cohen, M.D. (2)(4)	55	Director	2019
Arthur Kirsch (1)	68	Director	2019

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating and Corporate Governance Committee

(4) Member of the Science and Technology Committee

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

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Nominees for Election to a Term Expiring upon Such Director’s Successor Being Elected and Qualified

Harlan W. Waksal, M.D. Dr. Waksal has been our President and Chief Executive Officer since August 2014 and was elected to our Board in 2013. Prior to joining Kadmon as an employee, Dr. Waksal served as President and Sole Proprietor of Waksal Consulting LLC from 2003 to 2014. From 2011 to 2014, Dr. Waksal served as Executive Vice President, Business and Scientific Affairs at Acasti Pharma, Inc., a publicly traded biopharmaceutical company, and as a consultant to Neptune Technologies & Bioressources, Inc., a publicly traded life sciences company and the parent company of Acasti. Dr. Waksal co‑founded ImClone Systems (“ImClone”) in 1987, a publicly traded biopharmaceutical company acquired by Eli Lilly and Company in 2008. Dr. Waksal served in senior roles at ImClone, including: President (1987 to 1994); Executive Vice President and Chief Operating Officer (1994 to 2002); and President, Chief Executive Officer and Chief Operating Officer (2002 to 2003). Dr. Waksal also served as a Director of ImClone from 1987 to 2005. Dr. Waksal served on the boards of Oberlin College and Sevion Therapeutics through March 2016 and the boards of Acasti and Neptune through February 2016 and July 2015, respectively. Dr. Waksal received his B.A. from Oberlin College and his M.D. from Tufts University School of Medicine. He completed his training in internal medicine at New England Medical Center and in pathology at Kings County Hospital Center in Brooklyn.

We believe Dr. Waksal’s extensive management experience in the life science industry and drug development experience provides him with the qualifications and skills to serve on our Board.

Eugene Bauer, M.D. Dr. Bauer has served as a member of our Board since 2010. In 2010, Dr. Bauer co‑founded Dermira, a publicly traded specialty biopharmaceutical company acquired by Eli Lilly and Company in 2020. Dr. Bauer served as Chief Medical Officer of Dermira, a wholly owned subsidiary of Lilly, through March 2020. Prior to founding Dermira, Dr. Bauer served as Director, President and Chief Medical Officer of Pelpin, Inc., a publicly traded specialty pharmaceutical company, from 2008 to 2009. Dr. Bauer served as Chief Executive Officer of Neosil, Inc., a specialty pharmaceutical company, from 2004 to 2008, and he co‑founded and served as a member of the board of directors at Connetics, a publicly traded specialty pharmaceutical company, from 1990 to 2006. Prior to initiating his career in industry, Dr. Bauer served as Dean of Stanford University School of Medicine from 1995 to 2001 and as Chair of the Department of Dermatology at Stanford University School of Medicine from 1988 to 1995. Dr. Bauer is the Lucy Becker Professor Emeritus at Stanford University School of Medicine, a position he has held since 2002. Dr. Bauer was a U.S. National Institutes of Health (“NIH”)‑funded investigator for 25 years and has served on review groups and Councils for the NIH. Dr. Bauer currently serves as a board member for First Wave Technologies. He is member of numerous honorific societies, including the National Academy of Medicine. Dr. Bauer received his B.S. from Northwestern University and his M.D. from Northwestern University Medical School.

We believe Dr. Bauer’s background of service on the boards of directors of numerous public pharmaceutical companies and his vast industry experience provides him with the qualifications and skills to serve on our Board.

Tasos G. Konidaris. Mr. Konidaris has served as a member of our Board since February 2017 and was appointed chairman in 2019. Mr. Konidaris has served as Senior Vice President, Chief Financial Officer of Amneal Pharmaceuticals, Inc. since March 2020. He previously served as Executive Vice President and Chief Financial Officer of Alcresta Therapeutics, Inc. Prior to that, Mr. Konidaris served as Executive Vice President, Chief Financial Officer and Head of Corporate Development of Ikaria, Inc., a biotherapeutics company, from 2011 to 2015. Prior to joining Ikaria, since 2007, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet (D&B) Corporation, a leading commercial information services company, and previously held financial and general management roles of increasing responsibility at Schering-Plough Corporation, Pharmacia Corporation, Novartis Corporation and Bristol-Myers Squibb. Mr. Konidaris currently serves on the board of Zep, Inc. Mr. Konidaris holds an MBA from Drexel University and a B.S. from Gwynedd Mercy College.

We believe Mr. Konidaris’ expertise and financial experience provides him with the qualifications and skills to serve on our Board.

Cynthia Schwalm. Ms. Schwalm has served as a member of our Board since January 2019. Ms. Schwalm currently serves as the Owner of EIR Advisory LLC, a healthcare-focused strategic partnership and investment company, and as a member of the board of directors at G1 Therapeutics, Caladrius Biosciences and Hikma Pharmaceuticals. From 2014 to October 2017, Ms. Schwalm served as President and Chief Executive Officer of Ipsen North America. Prior to joining Ipsen, Ms. Schwalm served in senior positions with various biotech and specialty pharmaceutical companies, including as President of Eisai Pharmaceuticals from 2008 to 2010, and at Amgen, Inc. as Vice President & General Manager of U.S. Oncology from 2005 to 2008 and Executive Director of the U.S. Oncology Business Unit from 2003 to 2005. Ms. Schwalm also previously held multiple commercial roles at Johnson & Johnson and Janssen Pharmaceutica, Inc. from 1985 to 2003. Ms. Schwalm has served as a member of the board of directors for privately held life science companies and non-profit organizations focused on health care delivery and global public policy. Ms. Schwalm received an Executive M.B.A. from Wharton School of Business and a B.S. in Nursing from the University of Delaware.

We believe Ms. Schwalm’s extensive management and leadership experience in the life science industry provides her with the qualifications and skills to serve on our Board.

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David E. Cohen, M.D., M.P.H. Dr. Cohen has been a director of our company since February 2019. Dr. Cohen is the Charles C. and Dorothea E. Harris Professor of Dermatology at New York University School of Medicine, where he also serves as Chief of Allergy and Contact Dermatitis, Vice Chairman of Clinical Affairs, and Director of Occupational and Environmental Dermatology. Dr. Cohen joined the NYU faculty in 1994 and his work has concentrated on cutaneous allergic and toxic reactions to exogenous and photo-reactive chemicals and the interaction of environmental stressors on the skin. Dr. Cohen has previously served as a lecturer of Environmental Sciences at Columbia University School of Public Health since 1993 and has served as an Affiliated Faculty Member of the NYU Global Institute of Public Health since 2014. Dr. Cohen served on the board of directors of Dermira from 2014 until its acquisition by Eli Lilly and Company in 2020 and had previously served as a scientific advisor to Dermira since its inception in 2010. Dr. Cohen also served on the Boards of Vyteris from 2011 to 2012 and Connetics from 2005 until its acquisition by Stiefel in 2006. Dr. Cohen is the Past President of the American Dermatological Association, and served as President of the American Contact Dermatitis Society, the Dermatology Section of the New York Academy of Medicine, and the New York Dermatological Association. Dr. Cohen served as a founding board member for the American Acne and Rosacea Society, and led the national guidelines of care for individuals with Latex allergy and served on the panel to establish the national guidelines of care for Atopic Dermatitis for the American Academy of Dermatology. Dr. Cohen received a B.S. in biomedical science from the City University of New York, an M.D. from State University of New York at Stony Brook School of Medicine and an M.P.H. in environmental science from Columbia University School of Public Health.

We believe that Dr. Cohen’s extensive experience in research and treatment, as well as his understanding of treatment from the physician’s perspective, qualify him to serve on our Board.

Arthur Kirsch. Mr. Kirsch has served as a member of our Board since 2019. Mr. Kirsch previously served as Senior Advisor and Head of Healthcare at GCA Global, an investment bank providing strategic M&A, capital markets and private funds advisory services to growth companies and market leaders. From 1994 to 2004, Mr. Kirsch was Global Head of Healthcare Research, with more than 200 companies under coverage, and later served as Head of Capital Markets at Vector Securities, a healthcare investment banking boutique that was later acquired by Prudential Securities. From 1990 to 1993, Mr. Kirsch was Chief Executive Officer of NatWest Markets, currently the investment banking arm of The Royal Bank of Scotland Group. Mr. Kirsch began his career on Wall Street at Drexel Burnham Lambert, where he served as Executive Vice President of the Global Equity Division and as a member of the Executive Committee. Mr. Kirsch serves on the Board of Directors of Liquidia Technologies, Inc., a public nanotechnology healthcare company, where he is also Chair of the Audit Committee. Mr. Kirsch previously served on the Board of Directors of Immunomedics, a public biopharmaceutical company, where he also served on the Audit Committee. Mr. Kirsch also previously served as Chairman of the Board of Directors at Aralez, Inc. a publicly traded biopharmaceutical company, where he was also Chair of the Audit Committee. Mr. Kirsch received his B.A. in Finance from the University of Rhode Island and his MBA in Finance from Bernard M. Baruch College.

We believe Mr. Kirsch’s extensive finance and leadership experience in the life science industry provides him with the qualifications and skills to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES.

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged BDO USA, LLP (“BDO”), as our independent registered public accounting firm for the year ending December 31, 2020, and is seeking ratification of such selection by our stockholders at the Annual Meeting. BDO has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2010. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to BDO during the years ended December 31, 2019 and 2018. The Audit Committee approved all of the fees described below.

	Year Ended December 31,
	2019	2018
	(In thousands)
Audit Fees(1)	$829	$740
Tax Fees	—	—
Audit-Related Fees	—	—
All Other Fees	—	—
Total Fees	$829	$740

(1)

Audit fees of BDO USA, LLP for the years ended December 31, 2019 and 2018 were for professional services rendered for the audits of our financial statements, including accounting consultation and reviews of quarterly financial statements.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee, to the extent permitted by applicable laws, pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at www.kadmon.com.

The Audit Committee approved all of the estimated costs of the audit services provided by BDO in 2019 and 2018. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Kadmon under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.kadmon.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Kadmon’s audited financial statements as of and for the year ended December 31, 2019.

The Audit Committee has discussed with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee discussed with BDO their independence, and received from BDO the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with BDO, with and without management present, the scope and results of BDO’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee also has engaged BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of such selection by the stockholders.

Audit Committee

Tasos G. Konidaris, Chair

Arthur Kirsch

D. Dixon Boardman

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CORPORATE GOVERNANCE

Corporate Governance

Board and Committees

Our Board currently is authorized to have seven members, with members serving until his or her successor is elected, or until such director’s earlier death, resignation or removal. The Board currently consists of seven seated directors. The Board will consist of six seated directors following the 2020 Annual Meeting.

Director Independence

The Board has affirmatively determined that all of its directors, other than Dr. Harlan W. Waksal, are independent directors within the meaning of the applicable NYSE listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent.” There are no family relationships between any director and any of our executive officers.

The Board has determined that each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee meets the applicable NYSE listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to our Company.

Audit Committee

The Audit Committee of our Board oversees the quality and integrity of our financial statements and other financial information, accounting and financial reporting processes, internal controls and procedures for financial reporting and internal audit function. It also oversees the audit and other services provided by our independent auditors and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent auditor. In addition, our Audit Committee is responsible for reviewing our compliance with legal and regulatory requirements, and it assists the Board, at the Board’s request, by providing an initial review of and recommendation to the Board regarding proposed business transactions.

The current members of our Audit Committee are Mr. D. Dixon Boardman, Mr. Arthur Kirsch and Mr. Tasos G. Konidaris, with Mr. Konidaris serving as the committee’s chairman. Our Board has determined that Mr. Kirsch and Mr. Konidaris are each “audit committee financial experts” as defined by SEC rules and regulations. The composition of our Audit Committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the Audit Committee’s written charter is publicly available on our website at www.kadmon.com.

Compensation Committee

The Compensation Committee of our Board reviews and determines the compensation of all of our executive officers and establishes our compensation policies and programs. Specific responsibilities of our Compensation Committee include, among other things, evaluating the performance of our chief executive officer and determining our chief executive officer’s compensation. It also determines the compensation of our other executive officers. In addition, our compensation committee administers all equity compensation plans and has the authority to grant equity awards subject to the terms and conditions of such equity compensation plans. Furthermore, our Compensation Committee reviews and approves various other compensation policies and matters. Our Compensation Committee also reviews and discusses with management the executive and director compensation disclosure that we may be required from time to time to include in SEC filings, and it prepares a Compensation Committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10‑K filed with the SEC.

The current members of our Compensation Committee are Dr. Eugene Bauer, Dr. David E. Cohen, Mr. Tasos G. Konidaris, and Ms. Cynthia Schwalm, with Dr. Bauer serving as the committee’s chairman. The composition of our Compensation Committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the Compensation Committee’s written charter is publicly available on our website at www.kadmon.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our Board, and evaluates the performance of our Board and individual members of our Board. When identifying nominees, the Nominating and Corporate Governance Committee considers, among other things, a nominee’s character and integrity, level of education and business experience, financial literacy and commitment to represent long‑term interests of our equity holders. Our Nominating and Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to our Board concerning corporate governance matters.

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The current members of our Nominating and Corporate Governance Committee are Mr. D. Dixon Boardman, Dr. Eugene Bauer, and Cynthia Schwalm, with Dr. Bauer serving as the committee’s chairman. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.kadmon.com.

Science and Technology Committee

The Science and Technology Committee of our Board is responsible for periodically examining the strategic direction of, and investment, in our biopharmaceutical research and development and technology initiatives. Additionally, the Science and Technology Committee provides input into, and oversight of, our intellectual property portfolio and the protection and expansion thereof.

The current members of our Science and Technology Committee are Dr. Eugene Bauer, Dr. David E. Cohen and Dr. Harlan W. Waksal, with Dr. Cohen serving as the committee’s chairman.

Board Leadership Structure and Role in Risk Oversight

The Board is led by Tasos G. Konidaris. We believe that having an independent director serve as the non-executive Chairman of the Board is in the best interests of our stockholders. The separation of roles allows our Chairman to focus on the organization and effectiveness of the Board and any potential conflicts of interest that require review by the Board’s independent members. At the same time, it allows our CEO to focus on executing our strategy and managing our operations, performance and risk.

One of the key functions of our Board is informed oversight of our business risk management process. The Board does not have a standing business risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

Our audit committee, as part of its responsibilities, oversees the management of financial risks, including accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. Our audit committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures and risks related to data privacy and cybersecurity. For example, relevant members of management periodically report to our audit committee regarding data privacy and cybersecurity risks and related policies and initiatives that the company has implemented to address such risks, including risks related to the collection and handling of personal data obtained from subjects participating in our clinical trials. Additionally, pursuant to its charter, the audit committee may retain, as necessary, subject matter experts and advisers to assist in its oversight of risk management within the company, including with respect to data privacy and cybersecurity risk.

The nominating and corporate governance committee monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability‑creating conduct. Our nominating and corporate governance committee is also responsible for overseeing our risk management efforts generally, including the allocation of risk management functions among our Board and its committees. Our compensation committee assesses and monitors whether any of our compensation practices, policies and programs has the potential to encourage excessive risk‑taking. Our science and technology committee oversees the management of risks associated with our research and development programs, processes and strategies. Each committee of our Board provides regular reports, on at least a quarterly basis, to the full Board. Our Board may also create additional committees in the future to assist in risk oversight.

Risk Considerations in Our Compensation Program

We conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on us.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and third-party consultants. We have posted a current copy of the code and our corporate governance guidelines on our website, www.kadmon.com. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the code. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

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Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board and the committees met regularly throughout 2019. Each Board member attended 90% or more of the aggregate of all meetings of the Board and the committees on which the Director served during 2019. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Meetings of the Company’s Non-Management Directors

The non-management directors of the Board meet in executive sessions in connection with each regularly scheduled Board meeting. Mr. Konidaris served as the chair of those meetings during 2019, and Dr. Harlan W. Waksal did not attend such sessions.

Interested Parties Communications with the Board

Should interested parties wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Board, at Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016. The Secretary of the Board will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been a current or former officer or employee of Kadmon Holdings, Inc. or had any related person transaction involving Kadmon Holdings, Inc. None of our executive officers serve as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Since January 1, 2019, except as discussed below, we have not entered into or engaged in any related party transactions, as defined by the SEC, with our directors, officers and stockholders who beneficially owned more than 5% of our outstanding common stock, as well as affiliates or immediate family members of those directors, officers and stockholders other than those described below. We believe that the terms of our transactions described below were no less favorable than those that we could have obtained from unaffiliated third parties. We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Participation in the November 2019 Public Offering

Certain of our existing institutional investors purchased an aggregate of 10,444,117 shares of our common stock in the public offering that closed on November 18, 2019. Consonance Capital Management LP purchased 4,900,000 shares of our common stock for $16.7 million, Perceptive Advisors LLC purchased 1,470,588 shares of our common stock for $5.0 million, Vivo Capital VIII LLC purchased 1,323,529 shares of our common stock for $4.5 million.

Consulting Agreement

In May 2019, we entered into a consulting agreement with our former director, Susan Wiviott, pursuant to which we granted Ms. Wiviott options to purchase 100,000 shares of our common stock at a strike price of $2.25.

Executive Compensation and Equity Awards

Please see “Executive Compensation” for information on the compensation of, and equity awards granted to, our directors and executive officers.

Employment Agreements

Please see the section titled “Executive Compensation” for information on compensation and employment arrangements with our named executive officers.

Indemnification Agreements

Our bylaws provide that we will indemnify our directors, officers and certain key employees to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation, provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.

Policies and Procedures for Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under this policy:

•

any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board; and

•

any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board or recommended by the Compensation Committee to the Board for its approval.

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In connection with the review and approval or ratification of a related person transaction:

•

management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes‑Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non‑employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non‑employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code.

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DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for the year ended December 31, 2019. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee member of our Board in 2019. Dr. Harlan W. Waksal also serves as our President and Chief Executive Officer and therefore does not receive any additional compensation for his service as a director.

Name	Fees earned or paid in cash (1)	Option awards (2)	Total
Eugene Bauer, M.D.	84,688	150,000	234,688
D. Dixon Boardman	55,000	150,000	205,000
David E. Cohen, M.D.	49,229	250,000	299,229
Arthur Kirsch	51,250	250,000	301,250
Tasos G. Konidaris	67,500	150,000	217,500
Cynthia Schwalm	46,042	250,000	296,042
Susan Wiviott, J.D.(3)	21,875	150,000	171,875

_________________

(1)

The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in 2019 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)

The amounts reported in this column represent the grant date fair value of stock option awards during 2018 calculated in accordance with the provisions of ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 12, “Share-based Compensation,” of the notes to our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)

On March 31, 2019, Susan Wiviott, J.D., notified us of her intent to not stand for re-election as a member of the Board. Ms. Wiviott’s term as a member of the Board ended as of the close of business on May 15, 2019.

At December 31, 2019, our non-employee directors as of such date held the following outstanding options (in the aggregate):

Name	Shares Subject to Outstanding Options
Eugene Bauer, M.D.	166,925
D. Dixon Boardman	198,079
David E. Cohen, M.D.	164,935
Arthur Kirsch	164,103
Tasos G. Konidaris	200,000
Cynthia Schwalm	164,935

The Compensation Committee reviews pay levels for non-employee directors each year with assistance from its compensation consultant, Veritas, which prepares a comprehensive assessment of our non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance best practices. Following that review, the Board, consistent with the recommendation of the Compensation Committee, has determined the non-employee director compensation program for the ensuing calendar year.

In January 2020, in connection with the review process described above, changes to the cash and equity components of the compensation program for our non-employee directors were approved by the Board. Changes to the equity and cash components of the compensation program took effect January 1, 2020.

Cash compensation: For services provided in 2020, each non-employee director will receive, paid on a quarterly basis for quarters served, an annual retainer of $50,000. The chair of the Board will be entitled to an additional retainer premium in the amount of $35,000, for a total annual cash retainer of $85,000.  The chair of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Science and Technology Committee will receive an additional annual retainer of $20,000, $15,000, $10,000 and $15,000, respectively, paid on a quarterly basis for quarters served. Additionally, each member of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Science and Technology Committee will receive an additional annual retainer of $10,000, $10,000, $7,500 and $10,000, respectively, paid on a quarterly basis for quarters served.

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In addition, the chair of the Board will receive an additional one-time annual retainer of $70,000, payable at the first meeting of the Board following the 2020 Annual Meeting. The Board approved this additional retainer for the chair in light of the significant amount of time and attention Mr. Konidaris paid on Company matters as interim chair and later as chair in 2019, as well as continued expected time and attention in 2020.

Annual award for continuing directors: Continuing directors elected at our annual stockholders’ meeting will receive an annual non-statutory stock option to purchase shares of our common stock with a grant date fair value of $250,000. The chair of the Board elected at our annual stockholders’ meeting will receive an additional annual non-statutory stock option to purchase shares of our common stock with a grant date fair value of $50,000, for a total grant date fair value of $300,000. The options are granted effective on the date of our annual stockholders’ meeting, and vest in full on the first anniversary of the grant date. All director options have a maximum term of ten years.

Inducement award for new directors: Any person who joins the Board will immediately be granted a non-statutory stock option to purchase shares of our common stock with a grant date value of $100,000, which will vest in equal annual installments over three years of service following the date of grant.

For the avoidance of doubt, all Long-Term Equity Incentive Compensation shall be subject to the terms and conditions of the Plan, and the $300,000 fair value cap contained therein (which, specifically, will require that Annual Director Option Grants may be subject to adjustment in the event a Director has eligibility in a year whereby they received a New Director Sign-on Option Grant).

The stock options granted to our non‑employee directors have, or will have, an exercise price equal to the fair market value of our common stock on the date of grant and will expire 10 years after the date of grant. Stock options granted to our non‑employee directors will also vest in full upon the occurrence of a change in control of us.

Each member of our Board also will continue to be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

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EXECUTIVE OFFICERS

The following table sets forth the name, age as of March 16, 2020 and position of the individuals who currently serve as the executive officers of Kadmon Holdings, Inc. The following also includes certain information regarding our officers’ individual experience, qualifications, attributes and skills. Each executive officer shall serve until his or her successor is elected and qualified.

Name	Age	Position
Executive Officers
Harlan W. Waksal, M.D.	66	President, Chief Executive Officer and Director
Steven Meehan	55	Executive Vice President, Chief Financial Officer
John Ryan, M.D., Ph.D.	76	Executive Vice President, Chief Medical Officer
Gregory S. Moss, Esq.	36	Executive Vice President, General Counsel and Corporate Secretary, Chief Compliance Officer

Executive Officers

Harlan W. Waksal, M.D. Dr. Waksal has been our President and Chief Executive Officer since August 2014 and was elected to our Board in 2013. Prior to joining Kadmon as an employee, Dr. Waksal served as President and Sole Proprietor of Waksal Consulting LLC from 2003 to 2014. From 2011 to 2014, Dr. Waksal served as Executive Vice President, Business and Scientific Affairs at Acasti Pharma, Inc., a publicly traded biopharmaceutical company, and as a consultant to Neptune Technologies & Bioressources, Inc., a publicly traded life sciences company and the parent company of Acasti. Dr. Waksal co‑founded ImClone in 1987, a publicly traded biopharmaceutical company acquired by Eli Lilly and Company in 2008. Dr. Waksal served in senior roles at ImClone, including: President (1987 to 1994); Executive Vice President and Chief Operating Officer (1994 to 2002); and President, Chief Executive Officer and Chief Operating Officer (2002 to 2003). Dr. Waksal also served as a Director of ImClone from 1987 to 2005. Dr. Waksal served on the boards of Oberlin College and Sevion Therapeutics through March 2016 and the boards of Acasti and Neptune through February 2016 and July 2015, respectively. Dr. Waksal received his B.A. from Oberlin College and his M.D. from Tufts University School of Medicine. He completed his training in internal medicine at New England Medical Center and in pathology at Kings County Hospital Center in Brooklyn.

Steven Meehan. Mr. Meehan was appointed as our Executive Vice President, Chief Financial Officer (CFO) in February 2019. Prior to being named CFO, Mr. Meehan served as a director on our Board since 2017. Mr. Meehan has over 25 years of investment banking experience. Mr. Meehan was a Partner in the Healthcare Group of Moelis & Company from 2011 through 2016, leading the effort in Life Sciences and Advanced Diagnostics. Additionally, Mr. Meehan was previously the Head of Life Sciences within the Global Healthcare Group in the New York office of UBS Investment Bank (“UBS”). Mr. Meehan was also part of the team that formed the Healthcare Group at UBS in 1999. During Mr. Meehan’s tenure at UBS, he was Chief Executive Officer of UBS Russia and CIS across all businesses including securities, banking and wealth management. Mr. Meehan was also a member of the UBS Group EMEA Management Committee. During his investment banking career, Mr. Meehan also held senior roles in M&A, leveraged finance and capital markets at Salomon Smith Barney, NatWest Securities and Drexel Burnham Lambert. Mr. Meehan holds a B.S. in Business Administration/Finance from the University of Massachusetts at Lowell.

John Ryan, Ph.D., M.D. Dr. Ryan has been our Executive Vice President, Chief Medical Officer since 2011. Prior to joining Kadmon, Dr. Ryan served as Senior Vice President and Chief Medical Officer of Cerulean Pharma, Inc., a publicly traded pharmaceutical company, from 2009 to 2011. Prior to joining Cerulean, Dr. Ryan was Chief Medical Officer at Aveo Pharmaceuticals, Inc., a publicly traded company, from 2006 to 2009. Prior to joining Aveo, Dr. Ryan served as Senior Vice President of Translational Research at Wyeth, a publicly traded specialty‑pharmaceutical company (formerly Genetics Institute), where he served as head of the Department of Experimental Medicine, from 1995 to 2006. Dr. Ryan also served as an Executive Director of Clinical Research at Merck Research Laboratories from 1989 to 1995 and he previously served on the scientific advisory boards of ArQule, Inc. and Expression Analysis, Inc. Dr. Ryan received his B.S. and his Ph.D. from Yale University. Dr. Ryan received his M.D. from the University of California, San Diego.

Gregory S. Moss, Esq. Mr. Moss was appointed Executive Vice President, General Counsel and Corporate Secretary of Kadmon in 2019. Mr. Moss also serves as Kadmon’s Chief Compliance Officer. Mr. Moss joined Kadmon in 2012 and from 2015 until August 2019, served as our Senior Vice President, Deputy General Counsel. Prior to joining the Company, Mr. Moss worked as a solicitor in the Corporate Risk practice group of one of Australia’s leading law firms and at a boutique legal practice and hedge fund in New York City. Mr. Moss holds a Bachelor of Arts and Bachelor of Laws (BA/LLB) from Macquarie University, Sydney, Australia.

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EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC.

Named Executive Officers

This section discusses the material components of the executive compensation program for our named executive officers who are named in the “Summary Compensation Table” below. Our named executive officers for the year ended December 31, 2019, which consisted of our principal executive officer and two other most highly compensated executives, are:

•	Harlan W. Waksal, M.D.;
•	Steven Meehan; and
•	Gregory S. Moss, Esq.

This discussion may contain forward‑looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. See “Forward‑Looking Statements.”

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to the named executive officers for the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Harlan W. Waksal, M.D.,	2019	500,000	500,000	3,727,482	15,285	4,742,767
President and Chief Executive Officer	2018	500,000	500,000	2,659,494	79,349	3,738,843
Steven Meehan, (4)	2019	434,615	260,000	593,629	—	1,288,244
Executive Vice President, Chief Financial Officer	2018	—	—	—	—	—
Gregory S. Moss, Esq.,	2019	415,385	205,000	426,188	—	1,046,573
Executive Vice President, General Counsel and Corporate Secretary, Chief Compliance Officer	2018 (5)	—	—	—	—	—

(1)

Bonus includes contractual guaranteed bonus, as well as discretionary annual merit-based awards determined by the Compensation Committee of the Board based on the executive’s performance during the year.

(2)

This column reflects the aggregate fair value of share‑based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 12, “Share-based Compensation,” of the notes to our audited consolidated financial statements appearing in this Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards.

(3)	With respect to Dr. Harlan W. Waksal, this includes reimbursements for certain travel expenses under the terms of his employment agreement.
(4)

On February 11, 2019, we announced the appointment of Steven Meehan, a then member of our Board, as Executive Vice President, Chief Financial Officer (CFO) effective as of February 8, 2019. In connection with his appointment as CFO, Mr. Meehan notified the Company of his resignation as a member of the Board, effective as of his appointment.

(5)	Mr. Moss was not an executive officer in 2018 but did receive compensation. As it is not required, that compensation is not being disclosed.

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Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into employment agreements with Dr. Harlan W. Waksal, under which he serves as our President and Chief Executive Officer, Mr. Meehan, under which he serves as our Executive Vice President, Chief Financial Officer, and Mr. Moss under which he serves as our Executive Vice President, General Counsel and Corporate Secretary, Chief Compliance Officer. Under these agreements, Dr. Harlan W. Waksal and Messrs. Meehan and Moss are each eligible to receive certain severance benefits in specified circumstances.

Pursuant to Dr. Harlan W. Waksal’s employment agreement in effect until January 1, 2020, he was entitled to a base salary of $500,000 and was guaranteed to receive an annual bonus of $500,000, plus an additional merit‑based bonus amount as was to be determined by the Compensation Committee of our Board, in its discretion. On November 19, 2019, we entered into an employment agreement, effective January 1, 2020 with Dr. Harlan W. Waksal, which supersedes and replaces Dr. Waksal’s prior employment agreement. Pursuant to this revised employment agreement, Dr. Waksal will receive an annual base salary of $600,000. Dr. Waksal will also be eligible for a year-end bonus with a target of 60% of his annual base salary, with such amount to be determined by the Compensation Committee of our Board, in its discretion.

Pursuant to Mr. Steven Meehan’s employment agreement, he is entitled to a base salary of $500,000 and is eligible for a year-end bonus with a target of 40% of his annual base salary, with such amount to be determined by the Compensation Committee of our Board, in its discretion.

Pursuant to Mr. Gregory S. Moss’ employment agreement, he is entitled to a base salary of $450,000 and is eligible for a year-end bonus with a target of 35% of his annual base salary, with such amount to be determined by the Compensation Committee of our Board, in its discretion.

We expect that the base salaries for our named executive officers will be reviewed periodically by the Board and/or the Compensation Committee, and we expect any adjustments to be made generally in accordance with the applicable employment agreements, as well as with consideration to financial and other business factors affecting our company, and to maintain a competitive compensation package for our named executive officers.

Potential Payments upon Termination or Change in Control

If Dr. Waksal is terminated without Cause or resigns with Good Reason (as those terms are defined within his employment agreement), conditioned on Dr. Waksal’s execution and non-revocation of a release of claims, Dr. Waksal will be entitled to severance payments in an aggregate amount equal to his base salary plus the greater of his target bonus or his previous year’s discretionary bonus, to be paid in equal installments over a one-year period and ending when Dr. Waksal becomes employed by another entity or individual.

In the event that we terminate Messrs. Meehan or Moss without Cause or if any of the aforementioned resign for Good Reason (as those terms are defined within the respective employment agreements), they will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of their then‑current base salary and guaranteed annual bonus for a period of 12 months following termination (or, if sooner, until the executive becomes employed by another entity or individual (and not self‑employed)) and (ii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he is eligible and has appropriately elected through the earlier of (A) 12 months following termination and (B) the date they become employed by another entity or individual (and not self‑employed).

In the event that we terminate Dr. Harlan W. Waksal or Messrs. Meehan or Moss with Cause or they resign without Good Reason, then they will not be entitled to receive severance benefits.

2019 Annual Performance‑Based Compensation and Bonuses

In 2019, Dr. Harlan W. Waksal earned a guaranteed bonus of $500,000. In 2019, Messrs. Meehan and Moss earned discretionary, performance based bonuses of $260,000 and $205,000, respectively.

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Long-Term Incentive Awards

In 2014 and 2015, Dr. Harlan W. Waksal and Mr. Moss received, in aggregate, 750, and 200 Equity Appreciation Rights Units (“EAR units”), respectively, under our 2014 Long‑Term Incentive Plan with a base price of $6.00 per unit, expiring 10 years from the grant date (“Award”). Each Award entitles the holder to receive a payment having an aggregate value equal to the product of (i) the excess of (A) the highest fair market value during the period beginning on the applicable vesting date and ending on the date of settlement of one EAR unit over (B) the base price, and (ii) the number of EAR units granted. The number of EAR units granted to each recipient was adjusted in connection with our initial public offering to stock appreciation rights which equal a certain percentage of our common equity securities determined on a fully diluted basis, assuming exercise of all derivative securities including any convertible debt instruments. Based on the initial public offering price of $12.00 per share, the number of shares underlying the awards to Dr. Waksal and Mr. Moss are 267,543 and 71,345 shares, respectively, and such awards may be settled in stock or cash.

The EAR units vested in 2016 and are payable upon the fair market value of the Company’s common stock exceeding 333% of the $6.00 grant price, or $20.00, per share prior to December 7, 2024. The EAR units are also payable upon a change in control where the acquisition price of the Company’s common stock exceeds $6.00 per share. The payment amount with respect to the holder’s EAR units will be determined using the fair market value of the common stock on the trading date immediately preceding the settlement date. Each payment under the Award will be made in a lump sum and is considered a separate payment. The holders of the LTIP have no right to demand a particular form of payment, and the Company reserves the right to make payment in the form of cash or common stock.

Stock Option Awards

In December 2018, Mr. Moss was granted stock options under our Amended and Restated 2016 Equity Plan (the “2016 Equity Plan”) with a strike price of $2.47, which vest in full on the first anniversary of the grant date. In February 2019, Mr. Meehan was granted 400,000 stock options under the 2016 Equity Plan with a strike price of $2.17, which vest in three ratable installments on each anniversary of the grant date through February 8, 2022. In August 2019, Mr. Moss was granted 300,000 stock options under the 2016 Equity Plan with a strike price of $2.14, which vest in three ratable installments on each anniversary of the grant date through August 30, 2022. In November 2019, Dr. Waksal was granted 1,350,000 stock options under the 2016 Equity Plan with a strike price of $4.15, which vest in three ratable installments on each anniversary of the grant date through November 19, 2022. Any unvested stock options will vest upon a termination of their service. Upon a change in control, the Compensation Committee retains the discretion to accelerate the vesting of outstanding awards.

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Outstanding Equity Awards at December 31, 2019

Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long‑term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time‑based vesting feature promote executive retention because this feature incentivizes our executives to remain in our employment during the vesting period. Accordingly, our Board will periodically review the equity incentive compensation of our named executive officers and, from time to time, may grant equity incentive awards to them in the form of stock options or other equity awards.

	Option/SAR Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable		Option/SAR Exercise Price	Option/SAR Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Name	(#)	(#)		($/share)		(#)	($)
Harlan W. Waksal, M.D.	385	—		$12.00	12/19/2023	—	—
	769,231	—		12.00	12/31/2024	—	—
	1,630,536	—		12.00	12/31/2024	—	—
	—	267,543	(2)	6.00	12/31/2024	—	—
	436,667	213,333	(3)	3.64	12/8/2027	—	—
	545,835	436,665	(4)	4.06	4/3/2028	—	—
	—	1,350,000	(5)	4.15	11/19/2029	—	—
Steven Meehan	25,000	—		4.12	6/29/2027	—	—
	25,000	—		3.35	7/27/2028	—	—
	—	400,000	(6)	2.17	2/8/2029	—	—
Gregory S. Moss, Esq.	1,334	—		12.00	6/25/2022	—	—
	2,000	—		12.00	12/19/2023	—	—
	1,847	—		12.00	12/31/2024
	—	71,345	(2)	6.00	12/31/2024	—	—
	15,385	—		12.00	12/31/2025	—	—
	75,000	—		4.66	12/15/2026	—	—
	100,000	50,000	(7)	3.64	12/8/2027	—	—
	75,000	—		2.47	12/14/2028	—	—
	—	300,000	(8)	2.14	8/30/2029	—	—

_________________________

(1)	Based on the closing price of our common stock on December 31, 2019 ($4.53 per share).
(2)

Represents shares issuable under the 2014 LTIP that vest on the earlier of (a) the expiration date of December 16, 2024, subject to continuing service through December 16, 2024 (or a termination due to death or disability within one year prior to such date), (b) the date of a Change in Control prior to December 16, 2024, or (c) if and when the fair market value of each EAR unit exceeds 333.0% of the $6.00 grant price ($20.00) per share prior to December 16, 2024.

(3)	Represents SARs granted under the 2016 Equity Plan that vest in three substantially equal tranches on December 8, 2018, 2019 and 2020.
(4)

Represents performance stock options granted in April 2018. The Performance Options may be earned based on the achievement of three separate Performance Goals related to the Company’s operating and research and development activities during the Performance Period, subject to the Grantee’s employment through the achievement date. If no Performance Goals are achieved during the Performance Period, the Performance Options will be forfeited. Any Performance Options earned upon the achievement of a Performance Goal will generally vest in three equal installments on specified vesting dates between the date of achievement of the Performance Goal and the third anniversary of the Grant Date based on continued employment; provided, that, if the relevant achievement date for a Performance Goal occurs after the second anniversary of the Grant Date, the full vesting of the Options earned will occur on the one year anniversary of the date of achievement of the applicable Performance Goal.

(5)	This option vests in three substantially equal tranches on November 19, 2020, 2021 and 2022.
(6)	This option vests in three substantially equal tranches on February 8, 2020, 2021 and 2022.
(7)	This option vests in three substantially equal tranches on December 8, 2018, 2019 and 2020
(8)	This option vests in three substantially equal tranches on August 30, 2020, 2021 and 2022.

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Equity and Other Incentive Compensation Plans

In this section we describe our 2014 Long‑Term Incentive Plan, as amended to date (the “2014 LTIP”), our Amended and Restated 2016 Equity Incentive Plan (the “2016 Equity Plan”), and our Amended and Restated 2016 Employee Stock Purchase Plan (the “2016 ESPP”).

2016 Equity Incentive Plan

Our 2016 Equity Plan was approved by our Board and holders of our membership units in July 2016 and was subsequently amended and restated on December 5, 2017. It is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.

A total of 6,720,000 shares of our common stock were initially authorized and reserved for issuance under the 2016 Equity Plan. At the direction of the Compensation Committee of the Board, this reserve increased to 8,523,147 on January 1, 2017, increased to 11,668,905 on January 1, 2018, increased to 16,194,138 on January 1, 2019, increased to 21,785,738 on January 1, 2020 and will increase each subsequent anniversary through January 1, 2025, by an amount equal to the smaller of (a) 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2016 Equity Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2016 Equity Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2016 Equity Plan.

The 2016 Equity Plan will be generally administered by the Compensation Committee of our Board. Subject to the provisions of the 2016 Equity Plan, the Compensation Committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. However, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to persons who are not officers or directors, subject to certain limitations contained in the 2016 Equity Plan and award guidelines established by the committee. The Compensation Committee will have the authority to construe and interpret the terms of the 2016 Equity Plan and awards granted under it. The 2016 Equity Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2016 Equity Plan.

Awards may be granted under the 2016 Equity Plan to our employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:

•

Stock options. We may grant nonstatutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.

•

Stock appreciation rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash.

•

Restricted stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.

•

Restricted stock units. Restricted stock units represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price, subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights.

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•

Performance shares and performance units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights whose value is based on the fair market value of shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2016 Equity Plan, such as revenue, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights.

•

Cash-based awards and other stock-based awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other stock-based awards.

Under the 2016 Equity Plan, if a change in control occurs and (i) an award is not appropriately assumed or continued nor an equivalent award substituted (including if the award is substituted for shares of common stock of the acquiror that are not publicly traded on a national securities exchange) by the acquiror or (ii) at the time of or within 24 months following a change in control, the participant incurs a termination without cause or, if provided in the participant’s employment agreement or award agreement, for good reason, each award will immediately vest and become exercisable. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full. The 2016 Equity Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

The 2016 Equity Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the 2016 Equity Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

2016 Employee Stock Purchase Plan

Our Board has adopted and our stockholders have approved our 2016 ESPP, which was subsequently amended and restated on March 16, 2018.

A total of 1,125,000 shares of our common stock were initially available for sale under our 2016 ESPP and at the direction of the Compensation Committee of the Board increased to 1,801,180 on January 1, 2017, and increased to 2,551,180 on January 1, 2018. The Board elected not to increase the shares reserved for issuance under the 2016 ESPP on January 1, 2019 and on January 1, 2020. Our 2016 ESPP provides for annual increases in the number of shares available for issuance under the 2016 ESPP each subsequent anniversary through 2025, equal to the smallest of:

•	750,000 shares;
•	1.5% of outstanding shares of our common stock on the immediately preceding December 31; or
•	such other amount as may be determined by our Board.

Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the 2016 ESPP.

The Compensation Committee of our Board will administer the 2016 ESPP and have full authority to interpret the terms of the 2016 ESPP. The 2016 ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2016 ESPP.

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All of our employees, including our named executive officers, and employees of any of our subsidiaries designated by the Compensation Committee are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year, subject to any local law requirements applicable to participants in jurisdictions outside the United States. However, an employee may not be granted rights to purchase stock under our 2016 ESPP if such employee:

•	immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or
•

holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time

Our 2016 ESPP is intended to qualify under Section 423 of the Code but also permits us to include our non-U.S. employees in offerings not intended to qualify under Section 423 of the Code. The 2016 ESPP will typically be implemented through consecutive six-month offering periods. The offering periods generally start on the first trading day of April and October of each year. The administrator may, in its discretion, modify the terms of future offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates. The administrator may vary certain terms and conditions of separate offerings for employees of our non-U.S. subsidiaries where required by local law or desirable to obtain intended tax or accounting treatment.

Our 2016 ESPP permits participants to purchase common stock through payroll deductions of up to 10.0% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings and payments for overtime and shift premiums, but exclusive of payments for incentive compensation, bonuses and other similar compensation.

Amounts deducted and accumulated from participant compensation, or otherwise funded in any participating non-U.S. jurisdiction in which payroll deductions are not permitted, are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares will be 85.0% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period. Participants may end their participation at any time during an offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Each participant in any offering will have an option to purchase for each full month contained in the offering period a number of shares determined by dividing $2,083.33 by the fair market value of a share of our common stock on the first day of the offering period and except as limited in order to comply with Section 423 of the Code. Prior to the beginning of any offering period, the administrator may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest. A participant may not transfer rights granted under the 2016 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2016 ESPP.

In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

Our 2016 ESPP will remain in effect until terminated by the administrator. The Compensation Committee has the authority to amend, suspend or terminate our 2016 ESPP at any time.

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2014 Long Term Incentive Plan

The 2014 LTIP was adopted in May 2014 and last amended in February 2016. Under the 2014 LTIP, the Board was authorized to grant up to 10% of the equity value of our company (determined on a fully diluted basis assuming the exercise of all derivative securities at IPO) including the following types of awards:

•

Equity Appreciation Rights Units (“EAR units”) whereby the holder would possess the right to a payment equal to the appreciation in value of the designated underlying equity from the grant date to the determination date. Such value is calculated as the product of the excess of the fair market value on the determination date of one EAR unit over the base price specified in the grant agreement and the number of EAR units specified by the award, or, when applicable, the portion thereof which is exercised.

•

Performance Awards which become payable on the attainment of one or more performance goals established by the Plan Administrator. No performance period shall end prior to an IPO or Change in Control. A Change in Control generally includes the acquisition of over 50% of our company’s outstanding equity by an unaffiliated or the sale of over 85% of the gross fair market value of our company’s assets to an unaffiliated person. Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), other than employee benefit plans sponsored or maintained by our company and by entities controlled by our company or an underwriter of the equity interests of our company in a registered public offering. A Change in Control does not include the acquisition of additional equity interests by a person that holds a controlling interest in our company.

The EAR units vested in 2016 and are payable upon the fair market value of the Company’s common stock exceeding 333% of the $6.00 grant price, or $20.00, per share prior to December 7, 2024. The EAR units are also payable upon a change in control where the acquisition price of the Company’s common stock exceeds $6.00 per share. The payment amount with respect to the holder’s EAR units will be determined using the fair market value of the common stock on the trading date immediately preceding the settlement date. Each payment under the Award will be made in a lump sum and is considered a separate payment. The holders of the LTIP have no right to demand a particular form of payment, and the Company reserves the right to make payment in the form of cash or common stock. We reserve the right to make payment in the form of common stock subject to the terms of the 2014 LTIP. The LTIP Awards provide that in the event that the Compensation Committee elects to settle the outstanding LTIP awards using our common stock, the maximum number of shares of common stock (maximum share allocation) that would be issued in full settlement of any outstanding award is determined by dividing the aggregate cash value of the LTIP award (determined by multiplying the number of EAR units subject to the LTIP award by the difference between an assumed performance vesting price of $20.00 per share and the base price per EAR unit ($6.00) by the assumed performance vesting price per share ($20.00). The actual value of the LTIP award will be determined using the fair market value of the common stock on the trading date immediately preceding the settlement date, subject to the maximum share allocation. The holder has no right to demand a particular form of payment.

A total of 9,750 units were granted under the 2014 LTIP prior to the IPO. Upon the effectiveness of our initial public offering registration statement for, the 2014 LTIP was frozen, outstanding awards were converted to stock appreciation rights which may be settled in cash or common stock at the election of the Compensation Committee and, any new awards will be issued under the 2016 Equity Incentive Plan. The Company granted 9,750 EAR units in 2014 and 2015. No additional LTIP awards have been issued since 2015.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate, beginning on the first day of the third month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, generally equal to $19,000 in 2019, and have the amount of the reduction contributed to the 401(k) plan. Participants who are at least 50 years old also can make “catch-up” contributions, which in 2019 may be up to an additional $6,000 above the statutory limit. We have an obligation to match non-highly compensated employee contributions of up to 6% of deferrals and also have the option to make discretionary matching contributions and profit sharing contributions to the plan annually, as determined by our Board. No employer matching contributions were made to our named executive officers for the years ended December 31, 2019 and 2018.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

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Equity Compensation Plan Information

The following table provides certain information as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Stockholders(1)(2)(3)(4)	28,783,769	$ 5.72	2,937,486
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	28,783,769	$ 5.72	2,937,486

(1)	Includes the 2016 Equity Incentive Plan, the 2014 Long Term Incentive Plan and the 2016 Employee Stock Purchase Plan.
(2)

The 2016 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2016 Equity Incentive Plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, by an amount equal to the lesser of (A) four percent (4.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board.

(3)

A total of 9,750 stock appreciation rights were granted under the 2014 Long Term Incentive Plan which may be settled in cash or common stock at the election of the Compensation Committee and, any new awards will be issued under the 2016 Equity Incentive Plan. If the 9,750 stock appreciation rights are settled in common stock, 3,478,057 shares of common stock would be issuable under the 2014 Long Term Incentive Plan.

(4)

The 2016 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2016 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, by an amount equal to the lesser of (A) one-and-one-half percent (1.5%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such number of shares of common stock as determined by our Board.

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INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 16, 2020 regarding the beneficial ownership of our common stock, by:

•	each person or group who beneficially owns more than 5.0% of our outstanding shares of common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the beneficial owner.

Percentage ownership of our common stock in the table is based on 159,830,774 shares of our common stock issued and outstanding on March 16, 2020. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Pursuant to Rule 13d-4 under the Exchange Act of 1934, as amended, the statements concerning voting and dispositive power concerning the shares of common stock included in the footnotes to this table shall not be construed as admissions that such persons are the beneficial owners of such shares of common stock.

	Shares of Common Stock Beneficially Owned (1)
Name of beneficial owner	Common Stock	Securities Exercisable Within 60 Days	Number of Securities Beneficially Owned	Percentage
5.0% Stockholders
Consonance Capital(2)	15,642,064	—	15,642,064	9.79%
Vivo Opportunity LLC(3)	13,930,134	1,333,332	15,263,466	9.47%
Perceptive Advisors LLC(4)	14,636,334	529,413	15,165,747	9.46%
BlackRock, Inc. (5)	10,663,333	—	10,663,333	6.67%
Third Point LLC(6)	9,407,745	—	9,407,745	5.89%

Executive Officers and Directors
Eugene Bauer, M.D.(7)	6,716	166,925	173,641	*
D. Dixon Boardman(8)	45,911	198,079	243,990	*
Tasos Konidaris(9)	—	200,000	200,000	*
Cynthia Schwalm(10)	31,000	121,645	152,645	*
David E. Cohen, M.D.(11)	—	121,645	121,645	*
Arthur Kirsch(12)	—	121,368	121,368	*
Steven Meehan(13)	9,025	183,334	192,359	*
Harlan W. Waksal, M.D.(14)	152,945	2,945,987	3,098,932	1.90%
Gregory S. Moss(15)	1,964	270,567	272,531	*
John Ryan, M.D., Ph.D.(16)	—	276,156	276,156	*
All directors and executive officers as a group (10 persons)	247,561	4,605,706	4,853,267	2.95%

*Represents ownership of less than 1.0%.

(1)

Represents shares of our common stock and options that were exercisable within 60 days of March 16, 2020 held by such individuals. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or

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trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 16, 2020.
(2)

As reported on the Schedule 13G/A filed with the SEC on February 14, 2020, consists of (i) 9,893,036 shares of our common stock held by Consonance Capital Master Account LP (“Consonance Master”), (ii) 3,442,670 shares of our common stock held by Consonance Capital Opportunity Master Fund, LP (“Consonance Opportunity Master”) and (iii) 2,306,358 shares of our common stock held by Consonance Capital Opportunity Fund Management LP (“Consonance Opportunity”). Consonance Capital Management LP (the “Adviser”) is the investment adviser of Consonance Master and Consonance Opportunity Master, and pursuant to investment advisory agreements, the Adviser exercises voting and investment power of the shares held by Consonance Master and Consonance Opportunity Master. Consonance Capman GP LLC (“Capman”) is the general partner of the Adviser and Mitchell Blutt, as the Manager and Member of Capman and Chief Executive Officer of the Adviser, may be deemed to control Capman and the Adviser. Each of the Adviser, Capman and Mr. Blutt may be deemed to beneficially own the respective shares held by Consonance Master and Consonance Opportunity Master. A managed account managed by Consonance Opportunity directly holds 2,306,358 shares of our common stock. Capman is the general partner of Consonance Opportunity and Mr. Blutt, as the Manager and Member of Capman, may be deemed to control Capman and Consonance Opportunity. Each of Consonance Opportunity, Capman and Mr. Blutt may be deemed to beneficially own the shares held by Consonance Opportunity. The address for Consonance Capital is 1370 Avenue of the Americas, Floor 33, New York, NY, 10019.

(3)

As reported on Schedule 13G/A filed with the SEC on February 13, 2020, consists of (i) 3,636,363 shares of our common stock and warrants to purchase 1,333,332 shares of our common stock held by Vivo Capital Fund VIII, LP and Vivo Capital Surplus Fund VIII, L.P., (ii) 441,212 shares of our common stock held by Vivo Capital Surplus Fund VIII, and (iii) 10,293,771 shares of our common stock held by Vivo Opportunity Fund, LP. Vivo Capital VIII, LLC is the general partner of both Vivo Capital Fund VIII, LP and Vivo Capital Surplus Fund VIII, LP. The voting members of Vivo Capital VIII, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, LP. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. The address for Vivo Capital VIII, LLC and Vivo Opportunity, LLC is 192 Lytton Avenue, Palo Alto, CA, 94301.

(4)

As reported on the Schedule 13G/A filed with the SEC on February 14, 2020, consists of (i) 14,636,334 shares of our common stock held by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) and (ii) warrants to purchase 529,413 shares of our common stock held by a separate fund managed by Perceptive Advisors. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares. The address for Perceptive Advisors LLC is 51 Astor Place, 10th Floor, New York, NY 10003.

(5)

As reported on the Schedule 13G/A filed with the SEC on February 5, 2020, consists of 10,663,333 shares of our common stock held by BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY, 10055.

(6)

As reported on the Schedule 13G/A filed with the SEC on February 8, 2019, consists of 9,407,745 shares of our common stock. Third Point LLC and Daniel S. Loeb, in his capacity as the chief executive officer of Third Point LLC, have voting and dispositive power over securities held by Third Point LLC, as nominee for funds managed and/or advised by Third Point LLC. Third Point LLC and Mr. Loeb disclaim beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein. The address for Third Point LLC is c/o Third Point LLC, 390 Park Avenue, 19th floor, New York, NY 10022.

(7)	Consists of (i) 6,716 shares of our common stock and (ii) 166,925 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020.
(8)	Consists of (i) 45,911 shares of our common stock and (ii) 198,079 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020.
(9)	Consists of 200,000 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020.
(10)	Consists of (i) 31,000 shares of our common stock and (ii) 121,645 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020.
(11)	Consists of 121,645 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020.
(12)	Consists of 121,368 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020.
(13)	Consists of (i) 9,025 shares of our common stock, (ii) 183,334 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020.

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(14)

Consists of (i) 152,945 shares of our common stock, (ii) 2,945,987 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020 and (iii) 750 EAR units under the 2014 LTIP. EAR units awarded under the 2014 LTIP are excluded from the amount listed in this table as they may be paid in cash or stock at our option. See Note 12 to our consolidated financial statements appearing in our Annual Report on Form 10-K for year ended December 31, 2019 for a discussion of EAR units awarded under the 2014 LTIP.

(15)

Consists of (i) 1,964 shares of our common stock, ii) 270,567 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020 and iii) 200 EAR units under the 2014 LTIP. EAR units awarded under the 2014 LTIP are excluded from the amount listed in this table as they may be paid in cash or stock at our option. See Note 12 to our consolidated financial statements appearing in our Annual Report on Form 10-K for year ended December 31, 2019 for a discussion of EAR units awarded under the 2014 LTIP.

(16)	Consists of 276,156 shares of our common stock issuable upon the exercise of stock options within 60 days of March 16, 2020.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act generally requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

To the Company’s knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2019.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Kadmon stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: Secretary of the Board, Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above or oral request at 833-900-5366, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

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We have filed our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Kadmon stockholder, we will mail, without charge, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Board, 450 East 29th Street, New York, New York 10016.

LAN

By Order of the Board of Directors

/s/ HARLAN W. WAKSAL
Harlan W. Waksal, M.D.
President and Chief Executive Officer

April 2, 2020

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E95608-P36871

KADMON HOLDINGS, INC.
Annual Meeting of Stockholders
May 13, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Harlan W. Waksal and Steven Meehan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KADMON HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 13, 2020, at the local offices at 450 East 29th Street, 15th Floor, New York, NY 10016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address changes/comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side